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                                                                      EXHIBIT 11

                            MITCHAM INDUSTRIES, INC.
                       Computation of Earnings per Common
                           and Common Equivalent Shares
                                   (Unaudited)

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
                                                                   Nine months
                                                                ended October 31,
                                                            -------------------------
                                                               1997           1996
                                                            ----------     ----------
COMPUTATION OF PRIMARY EARNINGS PER
     COMMON SHARE:

     Net income..........................................   $4,886,000     $1,618,000
                                                            ----------     ----------

     Weighted average number of common shares
         outstanding.....................................    6,968,000      3,999,000

     Net effect of dilutive stock options and warrants,
         based on the treasury stock method, using
         average market price............................      362,000        432,000
                                                            ----------     ----------

     Common shares outstanding...........................    7,330,000      4,431,000
                                                            ==========     ==========

     Earnings per common share...........................   $     0.67     $     0.37
                                                            ==========     ==========

COMPUTATION OF EARNING PER COMMON SHARE
     ASSUMING FULL DILUTION:

     Net income..........................................   $4,886,000     $1,618,000
                                                            ----------     ----------

     Weighted average number of common shares
         outstanding.....................................    6,968,000      3,999,000

     Net effect of dilutive stock options and warrants
         based on the treasury stock method, using the
         end-of-period market price......................      438,000        490,000
                                                            ----------     ----------

     Common shares outstanding assuming full dilution....    7,406,000      4,489,000
                                                            ==========     ==========

     Earnings per common share assuming full dilution....   $     0.66     $     0.36
                                                            ==========     ==========
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